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                                                                     EXHIBIT 5.1


                       [Letterhead of Alston & Bird LLP]



                                 September 29, 2004

Keryx Biopharmaceuticals, Inc.
750 Lexington Avenue
New York, New York  10022

      Re: Form S-8 Registration Statement filed on September 29, 2004 Keryx Biopharmaceuticals, Inc. 2004 Long-Term Incentive Plan

Gentlemen:

      We have acted as counsel to Keryx Biopharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the above referenced registration statement (the "Registration Statement") on Form S-8, filed on September 29, 2004, by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering 4,000,000 shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), to be issued pursuant to the Keryx Biopharmaceuticals, Inc. 2004 Long-Term Incentive Plan (the "Plan"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

      We have examined the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, and records of proceedings of the Board of Directors, or committees thereof, and of the stockholders of the Company, deemed by us to be relevant to this opinion letter and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

      As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.
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Keryx Biopharmaceuticals, Inc.
September 29, 2004
Page 2


      Based upon the foregoing, it is our opinion that the 4,000,000 shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

      The opinion set forth herein is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting the foregoing, and we do not express any opinion herein concerning any other laws.

      This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Registration Statement, and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement. The only opinion rendered by us consists of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

      We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                    Sincerely,

                                    ALSTON & BIRD LLP



                                    By: /s/ Mark F. McElreath
                                        ---------------------------------
                                        Mark F. McElreath,
                                        A Partner